UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 30, 2009

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this item with respect to the Purchase Agreement (as defined below) is incorporated herein by reference to Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2009, Arthur J. Gallagher & Co. (Gallagher) issued $150 million aggregate principal amount of Gallagher’s 5.85% Series C Senior Notes (the Notes) in a private placement. Principal payments of $50,000,000 are scheduled on each of November 30, 2016, 2018 and 2019. Interest on the Notes is payable semi-annually in arrears on May 30 and November 30 of each year, beginning on May 30, 2010. Gallagher issued the Notes pursuant to the terms of a Note Purchase Agreement dated as of November 30, 2009 (the Purchase Agreement) with certain accredited institutional investors (collectively, the Purchasers). The Notes are senior unsecured obligations of Gallagher, rank equal in right of payment with all other senior unsecured indebtedness of Gallagher, and are unconditionally guaranteed by several of Gallagher’s wholly-owned domestic subsidiaries.

The Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding Gallagher and its subsidiaries and various covenants, including covenants that require Gallagher to maintain specified financial ratios. The Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of Gallagher or its subsidiaries, certain judgments against Gallagher or its subsidiaries and events of bankruptcy involving Gallagher or its material subsidiaries.

Under the terms of the Purchase Agreement, the Notes are redeemable by Gallagher at any time, in whole or in part, at 100% of the principal amount of such Note being redeemed, together with accrued and unpaid interest and a “make-whole amount” (as defined in the Purchase Agreement) with respect to each Note. If within 90 days after a “change in control” Gallagher (or its successor) does not have an “investment grade rating”, Gallagher is obligated to offer to prepay all of the outstanding Notes at the principal amount thereof plus accrued interest (but without any “make-whole amount”) (as each term is defined in the Purchase Agreement).

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement and form of the Notes, filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 7.01.	Regulation FD Disclosure.

On November 30, 2009, Gallagher issued a press release announcing it had completed the issuance of the Notes. A copy of this press release is furnished herewith as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

4.1	Note Purchase Agreement, dated as of November 30, 2009, between Gallagher and the Purchasers.

4.2	Form of Notes (included as Exhibit 1 to Exhibit 4.1 of this Form 8-K).

99	Press release, dated November 30, 2009, issued by Arthur J. Gallagher & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: November 30, 2009	/S/ WALTER D. BAY
Walter D. Bay
Vice President, General Counsel and Secretary (duly authorized officer)

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description

4.1	Note Purchase Agreement, dated as of November 30, 2009, between Gallagher and the Purchasers.

4.2	Form of Notes (included as Exhibit 1 to Exhibit 4.1 of this Form 8-K).

99	Press release, dated November 30, 2009, issued by Arthur J. Gallagher & Co.